SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC  20549



                            FORM 8-K


                     Current Report Pursuant
                  to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


Date of report (Date of earliest event reported)  October 3, 1997

           __________________________________________


                            XCL LTD.
     (Exact Name of Registrant as Specified in Its Charter)


                            Delaware
         (State or other Jurisdiction of Incorporation)


     1-10669                                 51-0305643
(Commission File Number)                     (I.R.S. Employer
Identification Number)


                      110 Rue Jean Lafitte
                   Lafayette, Louisiana 70508
            (Address of Principal Executive Offices)


                          318-237-0325
      (Registrant's Telephone Number, Including Area Code)



Item 5.   Other Events.

      On October 7, 1997, the Company announced that it and its partners, China National Oil and Gas Exploration and Development Corporation (CNODC) and Apache Corporation, have completed production tests at the C-4 wildcat well, a new field discovery, in the 49,000-acre Zhao Dong Block, Bohai Bay, the People's Republic of China. Eight zones tested at a combined daily rate of 15,359 barrels of oil plus 6,107 MCF of associated gas, while a ninth zone flowed at a rate of 4,600 MCF of gas and 14 barrels of condensate per day. The zones tested contained approximately 400 feet of net pay. API gravity ranged from 28 to 38 degrees.

      The  well was drilled to a total depth of  8,993  feet  and tested a total of 11 zones between the depths of 5,955 feet and 7,710 feet in the Mesozoic and Tertiary (Shahejie) formations. Two zones were only partially tested because of mechanical limitations. An additional Shahejie zone, thought to be productive based on hydrocarbon shows encountered during drilling as well as electric log indications, could not be tested because of mechanical problems.

       The  C-4  well   was  drilled  on  a  previously  untested
structure, and discovered higher quality crude oil at depths greater than previously encountered on the block. It is the first well in this area to test oil from Mesozoic-age sediments.

     Plans for an appraisal drilling program are being considered.

      XCL and Apache Corporation (NYSE: APA), the operator, each have a 50 percent interest in the Foreign Contractor's share of the Zhao Dong Block.

      On October 15, 1997, the Company announced that the funds received by the Company in its May 20, 1997 placement by Jefferies & Company, Inc. of $75,000,000 of 13.50 percent Senior Secured Notes due May 1, 2004 (the "Notes"), which were held in escrow in the Principal Account (approximately $62,000,000), have today been released from escrow. The remaining funds from the placement ($14,625,000) being held in escrow in the Capitalized Interest Account will be released for payment of the interest due on the Notes on November 1, 1997, May 1, 1998, and November 1, 1998. Upon the release of the funds from escrow, the Company's outstanding debt (approximately $26,400,000) was paid, and the Notes are now the only long term debt of the Company, excluding limited recourse debt. The remaining funds will be used in the Company's China operations and for working capital purposes.


Item 9.   Sales of Equity Securities Pursuant to Regulation S.

      On October 3, 1997, the Company sold 360,000 shares of Common Stock, through the exercise of stock purchase warrants, to Bank Hofmann AG of Zurich, Switzerland. The warrants were exercisable at $0.125 per share and the Company received $45,000 in payment of the exercise price. This transaction is intended to qualify for the exemption from registration provided by Regulation S of the Securities Act of 1933, as amended.

                           SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        XCL LTD.

     October 17, 1997              /s/ Lisha C. Falk
_________________________     By:_______________________________
             Date                       Lisha C. Falk
                                        Secretary